As filed with the Securities and Exchange Commission on February 1, 1995

                                                  Registration No. ____________
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION          EXHIBIT INDEX
                             Washington, D.C. 20549                FOUND ON
                                                                   PAGE 8.
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                           BERGEN BRUNSWIG CORPORATION
                (Exact name of issuer as specified in its charter)

            New Jersey                                       22-1444512
     (State of Incorporation)                        (I.R.S. Identification No.)

                             4000 Metropolitan Drive
                             Orange, California 92668
                   (Address of Principal Executive Offices)
                               ___________________

                                 BERGEN BRUNSWIG
                         PRE-TAX INVESTMENT RETIREMENT
                         ACCOUNT PLUS PLAN (the "Plan")
                            (Full Title of the Plan)
                               ___________________

                                 MILAN A. SAWDEI
                     Executive Vice President, Chief Legal
                              Officer and Secretary

                           Bergen Brunswig Corporation
                             4000 Metropolitan Drive
                             Orange, California 92668
                    (Name and address of agent for service)

                                  (714) 385-4000
         (Telephone number, including area code, of agent for service)
                               ___________________

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of Securities       Amount to be         Proposed maximum        Proposed              Amount of
to be registered          registered(2)        offering price          maximum               registration fee(3)
                                               per share(3)            aggregate offering
                                                                       price(3)
- ----------------------------------------------------------------------------------------------------------------
Class A Common Stock(1)
Par Value $1.50
per Share . . . . . .     250,000 shares         $23.00                $5,750,000               $1,955

================================================================================================================

(1) In addition, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Plan.

(2) The 250,000 shares being registered represent the incremental number of shares which may be purchased under the Plan. This Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price and registration fee have been calculated based upon the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on January 31, 1995 of $23.00 per share.


                                 EXPLANATORY NOTE

         This Registration Statement relates to the amendment of the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Plan (the "Plan") to increase the number of shares of Class A Common Stock authorized to be issued thereunder from 625,000 (adjusted for 25% stock dividend subsequent to prior registration statement) to 875,000. The contents of the Registrant's Registration Statement on Form S-8, as amended, Registration No. 33-32465, filed with the Securities and Exchange Commission on December 8, 1989 (the "Prior Registration Statement"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.


                                    Part I
                                    ------

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information*



________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with the Note to Part I of Form S-8.


                                     Part II
                                     -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Plan with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Plan's Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1993; and

         (b) All subsequent documents filed by the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference from the date of filing of such documents.

Item 5.  Interests of Counsel.

         Milan A. Sawdei, Esquire, has given his opinion as Counsel of Bergen Brunswig Corporation (the "Company") that the shares registered hereunder will be legally issued, fully paid and non-assessable when issued in accordance with the terms of the Plan.

         Mr. Sawdei, who qualifies for the benefits provided for under the Plan, beneficially, owns as of January 31, 1995, 18,281 shares of the Class A Common Stock, which may be acquired pursuant to the exercise of stock options, having a net value of $139,454, based upon the closing price of such shares on the New York Stock Exchange on January 31, 1995. He also holds 600 shares of the Class A Common Stock indirectly as trustee for his son.

Item 8.  Exhibits.

Exhibit
Number        Description
- -------       -----------
5.1           Opinion of Milan A. Sawdei.

23.1          Independent Auditors' Consent.

23.2          Consent of Counsel (included in Exhibit 5.1).

24.           Power of Attorney (contained on the signature page hereof).


         Neither an opinion of counsel concerning compliance with the requirements of ERISA nor an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code is being filed with respect to amendments made to the Plan subsequent to the effective date of the Prior Registration Statement. The Company hereby undertakes to submit or cause to be submitted to the Internal Revenue Service in a timely manner all amendments necessary to maintain the qualified status of the Plan, and to make all changes required by the Internal Revenue Service to maintain the qualification of the Plan.

Item 9.  Undertakings.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on this 31st day of January, 1995.

                                  BERGEN BRUNSWIG CORPORATION



                                  By:  /s/ Neil F. Dimick
                                      ---------------------------------------


                                  Its: Executive Vice President,
                                      ---------------------------------------
                                       Chief Financial Officer


                              POWER OF ATTORNEY


         Each person whose signature appears below hereby authorizes Neil F. Dimick and Milan A. Sawdei, and each of them, as attorneys-in-fact and agents, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                   Date
- ---------                        -----                   ----


/s/ Robert E. Martini           Chairman of the          January 26, 1995
- ----------------------------    Board and Chief
    Robert E. Martini           Executive Officer and
                                Director


/s/ Neil F. Dimick              Executive Vice           January 26, 1995
- ----------------------------    President, Chief
    Neil F. Dimick              Financial Officer



/s/ Jose E. Blanco, Sr.         Director                 January 26, 1995
- ----------------------------
    Jose E. Blanco, Sr.



/s/ Rodney H. Brady             Director                 January 26, 1995
- ----------------------------
    Rodney H. Brady



/s/ John Calasibetta            Director and             January 26, 1995
- ----------------------------    Senior Vice President
    John Calasibetta



/s/ Charles C. Edwards, M.D.    Director                 January 26, 1995
- ----------------------------
    Charles C. Edwards, M.D.



/s/ Charles J. Lee              Director                 January 26, 1995
- ----------------------------
    Charles J. Lee



/s/ George R. Liddle            Director                 January 26, 1995
- ----------------------------
    George R. Liddle



/s/ James R. Mellor             Director                 January 26, 1995
- ----------------------------
    James R. Mellor



/s/ George E. Reinhardt, Jr.    Director                 January 26, 1995
- ----------------------------
    George E. Reinhardt, Jr.

/s/ Francis G. Rodgers          Director                 January 26, 1995
- ----------------------------
    Francis G. Rodgers



/s/ Dwight A. Steffensen        Director, President      January 26, 1995
- ----------------------------    and Chief Operating
    Dwight A. Steffensen        Officer





         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on January 31, 1995.


                                  BERGEN BRUNSWIG PRE-TAX INVESTMENT
                                  RETIREMENT ACCOUNT


                                  By /s/ Neil F. Dimick
                                     ---------------------------------------


                                  Its Plan Committee Member, Executive Vice
                                     ---------------------------------------
                                      President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number        Description                                       Page
- -------       -----------                                       ----

5.1         Opinion of Milan A. Sawdei.                          9

23.1        Independent Auditors' Consent.                      11

23.2        Consent of Counsel (included in Exhibit 5.1).

24. Power of Attorney (contained on the signature page hereof).








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